Exhibit 10.2

GANNETT CO., INC.

2015 DEFERRED COMPENSATION PLAN

RULES FOR PRE-2005 DEFERRALS

Amendment No. 2

Effective as of July 31, 2018, Gannett Co., Inc. hereby amends the Gannett Co., Inc. 2015 Deferred Compensation Plan, as amended, Rules for Pre-2005 Deferrals, as follows:

1.	Section 2.6(b) is amended by deleting the last four sentences of such section and replacing them with the following:

Notwithstanding any provision to the contrary, effective July 31, 2018, the TEGNA Inc. and Cars.com Inc. stock funds shall be eliminated as investment options under the Plan.

2.	Section 2.8 is amended by deleting the last four sentences of such Section.

3.	Section 2.9(h) is amended by deleting the last two sentences of such Section.

IN WITNESS WHEREOF, Gannett Co., Inc. has caused this Amendment to be executed by its duly authorized officer as of July 27, 2018.

GANNETT CO., INC.

By:	/s/ Dave Harmon
Name: Dave Harmon
Title: Chief People Officer